                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

          INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
                Amount Previously Paid:
                ----------------------------------------------------------
                Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
                Filing Party:
                ----------------------------------------------------------
                Date Filed:
                ----------------------------------------------------------
                Notes:

                  INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.
                        CLARENDON HOUSE, 2 CHURCH STREET
                            HAMILTON, HM DX, BERMUDA

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 8, 2000

To the Shareholders:

    The Annual Meeting of Shareholders (the "Annual Meeting") of interWAVE Communications International, Ltd. (the "Company") will be held at The Commons, 302 Constitution Drive, Menlo Park, California, on Friday, December 8, 2000, at 10:00 a.m. local time for the following purposes:

        1. To elect three Class I directors of the Board of Directors to serve until the 2003 Annual Meeting or until their successors have been duly elected and qualified;

        2. To ratify the appointment of KPMG LLP, Independent Accountants, as the Company's independent public accountants for the fiscal year ending June 30, 2001; and

        3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the attached Proxy Statement.

    Only shareholders of record at the close of business on October 11, 2000 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such shareholders will be available for inspection at the office of the Company's subsidiary, interWAVE Communications, Inc. at 312 Constitution Drive, Building I, Menlo Park, California 94025, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Dr. Priscilla M. Lu, Ph.D.

                                          Dr. Priscilla M. Lu, Ph.D.
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

Menlo Park, California
October 16, 2000

                                   IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SHAREHOLDERS MAY VOTE VIA WRITTEN PROXY OR IN PERSON AT THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                  INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

    These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of interWAVE Communications
International, Ltd., a Bermuda corporation (the "Company"), for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Commons, 302 Constitution Drive, Menlo Park, California, on Friday, December 8, 2000, at 10:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders on or about October 23, 2000.

                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    The Company's Common Shares are the only type of security entitled to vote at the Annual Meeting. On October 11, 2000, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were approximately 48,498,580 common shares outstanding. Each shareholder of record on October 11, 2000 is entitled to one vote for each common share held by such shareholder on October 11, 2000. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

    The Company's bylaws provide that the holders of a majority of the Company's common shares issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will not be counted as present for the purpose of determining the presence of a quorum.

VOTING

    Shareholders may vote by written proxy or in person at the meeting. Specific instructions to be followed by any shareholder interested in voting via mail are set forth on the enclosed proxy card.

VOTES REQUIRED

    PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The three (3) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

    PROPOSAL 2. Ratification of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending June 30, 2001 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

    Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal 1), FOR Proposal 2, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees, or at the Company's request, a professional proxy solicitation firm. No additional compensation will be paid to directors, officers or employees for such services.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The directors who are being nominated for reelection to the Board of Directors (the "Nominees"), their ages as of September 30, 2000, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The Board of Directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our shareholders. The three (3) nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve for a three-year term until the Annual Meeting in 2003 or until their successors have been duly elected and qualified.

NOMINEES                                      AGE                  POSITIONS AND OFFICES HELD
--------                                    --------   ---------------------------------------------------
Matthew J. Desch(1).......................     44      Chairman, Airspan, Inc.
Thomas R. Gibian(2).......................     47      Managing Director, Emerging Markets Partnership AIG
                                                       Chairman, Industrial Technology Investment
Dr. Andrew C. Wang(1)(2)..................     64      Corporation

------------------------

(1) Member of Compensation Committee

(2) Member of Audit Committee

    MATTHEW J. DESCH has served as a director of our company since August 2000. Mr. Desch is currently Chairman of the Board of Airspan Networks, a broadband wireless access supplier to global carriers. From 1986 to 2000, Mr. Desch was employed by Nortel Networks, most recently as Executive Vice President and President, Service Provider Solutions. He holds a B.S. degree in computer science from Ohio State University and a M.B.A. from the University of Chicago.

    THOMAS R. GIBIAN has served as a director of our company since July 2000. Mr. Gibian has been a managing director for Emerging Markets Partnership (EMP) and Chief Operating Officer for the American International Group (AIG) African Infrastructure Fund since 1995. From 1987 to 1995, Mr. Gibian was employed by Goldman Sachs Limited as an Executive Director and co-head of structured finance for the Asia-Pacific Region. Mr. Gibian is a director of Ashanti
Goldfields Ltd. (NYSE: ASL). He holds a B.A. from the College of Wooster in Wooster, Ohio, and an M.B.A. from the Wharton School of Finance, University of Pennsylvania.

    DR. ANDREW C. WANG has served as a director of our company since 1994.
Dr. Wang has been Chairman of Industrial Technology Investment Corporation, a venture capital firm, since 1989. From 1992 to 1997, Dr. Wang was President and Chief Executive Officer of Optical Microwave Network, Inc., a microwave component company. From 1994 to 1997, Dr. Wang was Chairman and Chief Executive Officer of Mobile Telesystems, Inc., a satellite communications company.
Dr. Wang holds a B.S. in Electrical Engineering from the National Taiwan University, a M.S. in Electrical Engineering from the University of California, Berkeley, and a Ph.D. in Electrical Engineering from Stanford University.

    Other Board Members:

    Until the annual meeting in 2001:

    KEVIN A. FONG has served as a director of our company since 1995. Mr. Fong has been a General Partner of Mayfield Fund, a venture capital firm, since 1989. Mr. Fong is a board member of Vixel Corporation and several private companies. Mr. Fong holds a B.S. in Electrical Engineering from the

University of California, Berkeley, a M.S. in Electrical Engineering and a M.B.A. from Stanford University.

    Until the annual meeting in 2002:

    DR. PRISCILLA M. LU founded our company in 1994 and has served as our Chief Executive Officer and Chairman of the Board since June 1999 and as President from June 1994 to August 1999. From 1992 to 1994, Dr. Lu was Vice President and General Manager of the Network Systems Division at Network Equipment Technologies, a wide-area network equipment provider. From June 1976 to December 1991, Dr. Lu worked for AT&T Bell Laboratories, a unit of AT&T that is now Lucent Technologies, where she served as Business Unit Managing Director of the Imaging and Multimedia Business Group and held other management positions. Dr. Lu holds a B.S. and M.S. in Computer Science and Mathematics from the University of Wisconsin and a Ph.D. in Electrical Engineering and Computer Science from Northwestern University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During the fiscal year ended June 30, 2000, the Board of Directors held eight (8) meetings and did not act by written consent in lieu of a meeting. For the fiscal year, each of the Company's present directors during the term of their tenure attended or participated in at least 75% of the aggregate of
(i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served, except that Kevin Fong attended fewer than 75% of the total number of meetings of the Board of Directors and of the total number of meetings of the Compensation Committee of which he is a member. The Board of Directors has (2) standing committees: the Audit Committee and the Compensation Committee.

    The Audit Committee was created in December 1998. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants and the accounting practices of the Company. The members of the Audit Committee are Thomas R. Gibian and Dr. Andrew C. Wang. During the fiscal year ended June 30, 2000, the Audit Committee of the Board of Directors held one (1) meeting.

    The Compensation Committee was created in June 1996. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and approves option grants to all employees under the 1994 and 1999 Stock Option Plans. The members of the Compensation Committee are Messrs. Fong, Desch and Dr. Wang. During the fiscal year ended June 30, 2000, the Compensation Committee of the Board of Directors held ten (10) meetings.

COMPENSATION OF DIRECTORS

    Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. Non-employee directors are eligible to receive options under the Company's 1999 Directors Option Plan ("Directors Plan"). Each individual who first joins the Company's Board of Directors as a non-employee director after the effective date of the Company's initial public offering on January 28, 2000, will receive at that time an option for 50,000 of the Company's common shares. In addition, at each of the Company's annual shareholders' meetings, beginning in 2001, each non-employee director who will continue to be a director after that meeting will automatically be granted at that meeting a fully vested option for 10,000 common shares. However, any non-employee director who receives an option for 50,000 shares under this Directors Plan will first become eligible to receive the annual option for 10,000 shares at the annual meeting that occurs during the calendar year following the year in which he received the option for 50,000 shares.

    In November 1999, the Company granted an option to purchase 50,000 shares at an exercise price of $7.60 per share to each director. Messrs. Gibian and Desch were each granted an option to purchase 50,000 shares upon their initial appointment to the Board in 2000 at exercise prices of $13.69 and $10.81 respectively.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED HEREIN.

                                 PROPOSAL NO. 2
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Company is asking the shareholders to ratify the appointment of KPMG LLP, Independent Accountants, as the Company's independent public accountants for the fiscal year ending June 30, 2001. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of KPMG LLP.

    In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its shareholders' best interests.

    KPMG LLP has audited the Company's financial statements since 1995. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2001.

EXECUTIVE OFFICERS

    The following table sets forth certain information regarding our executive officers as of September 30, 2000:

NAME                                          AGE                           POSITION
----                                        --------   ---------------------------------------------------
Dr. Priscilla M. Lu.......................     48      Chief Executive Officer and Chairman of the Board
Ian V. Sugarbroad.........................     54      President and Chief Operating Officer
Thomas W. Hubbs...........................     55      Executive Vice President and Chief Financial
                                                       Officer
Dr. Roger C. Cheung.......................     51      Vice President of Engineering
Denis A. Cote.............................     46      Vice President of Worldwide Sales
Robin E. Foor.............................     52      Vice President, General Counsel and Secretary
Dr. Edward W. Futcher.....................     46      Vice President of Technology
Michele D. Hogan..........................     52      Vice President of Finance
H. David Jones............................     55      Vice President of Customer Service
Frank Seto................................     44      Vice President of Operations
Dr. Roderick E. Thorne....................     59      Vice President of Compliance and Quality
Arthur Yeung..............................     41      Vice President, Managing Director, Asia

    DR. PRISCILLA M. LU founded our company in 1994 and has served as our Chief Executive Officer and Chairman of the Board since June 1999 and as President from June 1994 to August 1999. From 1992 to 1994, Dr. Lu was Vice President and General Manager of the Network Systems Division at Network Equipment Technologies, a wide-area network equipment provider. From June 1976 to December 1991, Dr. Lu worked for AT&T Bell Laboratories, a unit of AT&T that is now Lucent Technologies, where she served as Business Unit Managing Director of the Imaging and Multimedia Business Group and held other management positions. Dr. Lu holds a B.S. and M.S. in Computer Science and Mathematics from the University of Wisconsin and a Ph.D. in Electrical Engineering and Computer Science from Northwestern University.

    IAN V. SUGARBROAD has served as our President and Chief Operating Officer since September 1999. From 1976 to August 1999, Mr. Sugarbroad worked for Nortel Networks, a telecommunications equipment company. From January 1998 to August 1999, Mr. Sugarbroad was Vice President of Business Development, GSM Solutions, located in Paris, France. From November 1996 to December 1997,
Mr. Sugarbroad was Vice President and General Manager of Nortel Networks wireless terminals business in Dallas, Texas. Mr. Sugarbroad holds a B.Sc. in Physics from the University of London, a M.Sc. in Physics and a M.B.A. from the University of Western Ontario.

    THOMAS W. HUBBS has served as our Executive Vice President and Chief Financial Officer since July 1999 and as Senior Vice President and Chief Financial Officer from December 1995 to April 1998. From November 1998 to
July 1999, Mr. Hubbs consulted with us in a variety of financial and business development capacities. From April 1998 to October 1998, Mr. Hubbs served as Senior Vice President and Chief Financial Officer for Walker Interactive Systems, Inc., a financial systems software provider. From February 1987 to August 1995, Mr. Hubbs served as Vice President and Chief Financial Officer for VeriFone, Inc., a transaction automation systems company. Mr. Hubbs is a board member of Celeritek, Inc. Mr. Hubbs holds a B.S. degree in Business Administration from Lehigh University and a M.B.A. from the University of Santa Clara.

    DR. ROGER C. CHEUNG has served as our Vice President of Engineering since September 1999. From February 1994 to September 1999, Dr. Cheung was Chief Architect, Computer Systems Development at Hewlett-Packard Company, a computer and electronics equipment manufacturer. Dr. Cheung holds a B.S. degree in Electrical Engineering from Lehigh University and a M.S. and Ph.D. in Electrical Engineering from the University of California, Berkeley.

    DENIS A. COTE has served as our Vice President of Worldwide Sales since November 1998. From April 1979 until joining us in November 1998, Mr. Cote worked for Harris Corporation, a telecommunications equipment supplier. From November 1993 to November 1998, Mr. Cote was Vice President of WorldWide Marketing and Sales for Harris Farinon, a subsidiary of Harris Corporation.
Mr. Cote holds a B.S. in Electrical Engineering and a M.B.A. from the University of Montreal.

    ROBIN E. FOOR has served as our Vice President and General Counsel since July 2000, as Secretary since September 2000, and as Corporate Counsel from January 2000 to July 2000. Prior to joining our company, from August 1999 to January 2000 Mr. Foor was employed by Interim Legal Professionals as an attorney on assignment to International Microcomputer Software, Inc. Mr. Foor was in legal practice at the Law Offices of Robin E. Foor from 1986 to 1999. Mr. Foor holds a B.A. in Economics from the University of Michigan, an M.B.A. from Harvard Business School, and a J.D. from the University of Michigan Law School.

    DR. EDWARD W. FUTCHER has served as our Vice President of Technology since September 1999 and as our Vice President of Engineering from March 1998 to September 1999 and as acting Vice President of Engineering from July 1997 to March 1998. From May 1997 to July 1997, Dr. Futcher was Senior Director of Systems and Software Development. From May 1994 to May 1997, he was Director of Engineering at Tellabs, a telecommunications equipment supplier. Dr. Futcher holds a B.Sc. in Physics and a Ph.D. in Theoretical Physics from the University of London.

    MICHELE D. HOGAN has served as our Vice President of Finance since
August 1994. From July 1985 until January 1994, Ms. Hogan was employed by Network Equipment Technologies, a wide-area network equipment provider, where she served as Director of Operations Finance. Ms. Hogan holds a B.S. in Sociology from the University of Santa Clara and a M.B.A. from San Jose State University.

    H. DAVID JONES has been Vice President of Product Marketing since
September 1999 and was Vice President of Sales from April 1996 to March 1997, and Director of Sales from August 1994 to March 1996. From November 1998 until September 1999, Mr. Jones consulted with us in a number of sales and marketing capacities. From April 1997 until May 1998, he was co-founder and Vice President of Sales and Marketing for Symmetry Communications Systems, Inc., a high-speed wireless communications company. He holds a B.S. in Business Administration from Capital University and a M.B.A. from Ohio University.

    FRANK SETO has served as our Vice President of Operations since
October 1999. From July 1998 until October 1999, Mr. Seto was Director of Global Operations Finance at Lucent Technologies, a telecommunications equipment company. From August 1986 until July 1998, Mr. Seto was Manufacturing Operations Controller and Divisional Controller at 3Com Corporation, an electronics equipment manufacturer. Mr. Seto holds a B.S. in Business Administration from the University of California, Berkeley and a M.B.A. from Golden Gate University.

    DR. RODERICK E. THORNE has served as our Vice President, Compliance and Quality since September 1999, was our Director, Hardware Engineering from
June 1996 until September 1999 and served in other roles from August 1994 until June 1996. Dr. Thorne holds a B.S. in Electrical Engineering from Yale University and a M.S. and Ph.D. in Electrical Engineering from the University of California, Berkeley.

    ARTHUR YEUNG has served as our Vice President and Managing Director, Asia since July 2000, and as General Manager, Asia-Pacific Region from December 1995 until July 2000. Prior to joining our company, Mr. Yeung was employed from May 1992 to July 1995 by Sky Telecom Services LTD. Corporation in Hong Kong. He holds a B.S. degree in Electronics Engineering and an M.B.A. from the Chinese University of Hong Kong.

                                STOCK OWNERSHIP

    Set forth below is the number of common shares, the only outstanding voting shares of the Company, beneficially owned as of September 11, 2000 by each director and nominee, each of the executive officers named in the Summary Compensation Table included elsewhere in this Proxy Statement (the "Named Officers"), all directors and executive officers of the Company as a group, and each holder of 5% or more of the outstanding Common Shares.

    Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, the common shares subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after September 11, 2000, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED         CLASS
------------------------------------                          ------------   ----------
Nortel Networks Corporation(a)..............................   7,998,868        15.7
Priscilla M. Lu(e)..........................................   3,769,191         7.8
Mayfield Funds (d)..........................................   2,767,763         5.7
Holodeck Limited(b).........................................   2,594,220         5.4
Sasson International Holdings, Inc. (MTI)(c)................   2,502,274         5.2
Kevin A. Fong(d)(e).........................................   2,767,763         5.7
Andrew C. Wang(e)...........................................      50,000           *
Matthew J. Desch(e).........................................       2,083           *
Thomas R. Gibian(e).........................................      54,206           *
Denis A. Cote(e)............................................     178,058           *
Thomas W. Hubbs(e)..........................................     318,357           *
Arthur Yeung(e).............................................     113,783           *
Ian V. Sugarbroad(e)........................................     138,413           *
All directors and executive officers of the Company as a
  group (16 persons, including the foregoing)(e)............   8,204,782        16.5

------------------------

*   Less than one percent

(a) Nortel Networks Corporation, a Canadian Corporation, 2201 Lakeside Blvd, Richardson, TX 75082-4305, Attn: Robert Fishman. Includes warrants to purchase 2,500,001 common shares which expire March 2004.

(b) Holodeck, Limited, a wholly owned subsidiary of Hutchison Whampoa, Ltd, 22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong, China, Attn: Susan Chow.

(c) Sasson International Holdings, Rm A1, SF 333 Tun-Hwa Road Section 2, Taipei, 106 Taiwan. Includes warrants to purchase 12,874 common shares which expire March 2004.

(d) Mayfield Funds, 2800 Sand Hill Road, Suite 250, Menlo Park, CA 94025-7055,
    Attn: Kevin A. Fong. Mr. Fong is a director of interWAVE Communications International, Ltd. Includes 2,118,691 shares and warrants to purchase 351,910 shares held by Mayfield VII, 50,000 shares issuable upon exercise of stock options held by Mayfield VII, and 226,053 shares and warrants to purchase 21,109 shares held by Mayfield Associates. The warrants expire in March 2004.

(e) Dr. Lu is Chairman, President and Chief Executive Officer (a Named Officer) and a director of the Company, Messrs. Cote, Hubbs, Sugarbroad and Yeung are Named Officers of the Company and Messrs. Desch, Fong, Gibian, and Dr. Wang are directors of the Company.

    The number of shares shown for Named Officers and all current directors and executive officers as a group includes currently exercisable options and warrants to purchase common shares as follows: Dr. Lu, 0; Mr. Cote, 56,872;
Mr. Hubbs, 202,500; Mr. Sugarbroad, 137,500; and Mr. Yeung, 68,205.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding common shares ("Section 16 Insiders") are subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's common stock and their transactions in such common shares. Based upon (i) the copies of
Section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions in the common shares and their common shares holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2000 fiscal year, the Company believes that all reporting requirements under
Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent shareholders, except that Arthur Yeung filed his Form 3 reporting initial stock ownership eighteen days late when he was elected an officer at the Company.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

    The following table presents information about compensation paid by the Company in 1999 for services by the Company's chief executive officer and the Company's four other highest-paid executive officers whose total salary and bonus for the fiscal year exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                         COMPENSATION AWARDS
                                                                                         --------------------
                                          ANNUAL COMPENSATION                            NUMBER OF SECURITIES
NAME AND                           ---------------------------------    OTHER ANNUAL          UNDERLYING
PRINCIPAL POSITION                   YEAR     SALARY($)    BONUS($)    COMPENSATION($)       OPTIONS (#)
------------------                 --------   ---------   ----------   ---------------   --------------------
Priscilla M. Lu..................    2000      265,289        66,098         14,097(1)              --(2)
  Chairman of the Board              1999      200,000            --         21,443(1)              --
  & Chief Executive Officer

Thomas W. Hubbs..................    2000      271,319       118,658             --            100,000
  Executive Vice President,          1999      210,600            --             --            185,000
  Chief Financial Officer

Arthur B.K. Yeung................    2000      258,200        49,872         35,487(3)              --
  Vice President, Managing           1999      251,375         8,824             --                 --
  Director, Asia-Pacific

Denis Cote.......................    2000      169,904                      101,461(3)              --
  Vice President,                    1999      132,367        30,000             --            180,000
  Worldwide Sales

Ian V. Sugarbroad................    2000      209,615        41,511         26,000(4)         500,000
  President, Chief Operating
  Officer

------------------------

(1) Amount represents reimbursement for home and child care expenses for Dr. Lu.

(2) During 2000, no options or stock appreciation rights were granted to the Company's chief executive officer.

(3) Represents sales commissions paid to Messrs. Cote and Yeung.

(4) Re-location expenses reimbursed to Mr. Sugarbroad.

OPTION GRANTS DURING FISCAL YEAR 2000

    The following table sets forth information with respect to stock options granted during 2000 to the chief executive officer and the other highest-paid executive officers whose total salary and bonus for the fiscal year exceeded $100,000. During 2000, options to purchase 740,000 common shares were granted at a weighted average exercise price of $1.98.

                                        INDIVIDUAL GRANTS
                               -----------------------------------   POTENTIAL REALIZABLE VALUE       VALUE OF
                               NUMBER OF                               AT ASSUMED ANNUAL RATES         OPTION
                               SECURITIES                            OF SHARE PRICE APPRECIATION       GRANT
                               UNDERLYING   EXERCISE                       FOR OPTION TERM         AT THE INITIAL
                                OPTIONS       PRICE     EXPIRATION   ---------------------------      OFFERING
NAME                            GRANTED     PER SHARE      DATE          5%              10%           PRICE
----                           ----------   ---------   ----------   ----------       ----------   --------------
Priscilla M. Lu..............         0          --            --           --               --              --

Ian V. Sugarbroad............   500,000      $ 0.70      07/29/09     $220,113         $557,810      $6,150,000

Thomas W. Hubbs..............   100,000        0.70      07/29/09       44,023          111,562       1,230,000

Denis Cote...................    40,000        0.70      08/30/09       17,609           44,625         492,000
                                 40,000        5.25      10/07/09      132,068          334,686         310,000
                                 50,000       11.00      05/22/10      345,891          876,558         100,000

Arthur B.K. Yeung............    10,000        7.60      11/18/09       47,796          121,124          54,000

    In accordance with the rules of the SEC, the above shows the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of share price appreciation of 5% and 10%, compounded annually. These amounts do not represent our estimate of future share price. Actual gains, if any, on option exercises will depend on the future performance of our common shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN THE MONEY OPTIONS
                                  SHARES                        OPTIONS AT FY-END               AT FY-END ($)
                                ACQUIRED ON      VALUE      -------------------------   -----------------------------
NAME                            EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                            -----------   -----------   -------------------------   -----------------------------
Priscilla M. Lu...............    400,000       468,000            --            --              --              --
Thomas W. Hubbs...............         --            --       174,166       110,884       2,316,407       1,474,092
Arthur B.K. Yeung.............     40,000       588,000        44,165        39,335         618,310         550,690
Denis Cote....................     97,809       261,101        17,082       185,109         205,151       1,793,024
Ian V. Sugarbroad.............         --            --        50,000       450,000         665,000       5,985,000

------------------------

(1) The amount set forth represents the difference between the fair market value of the underlying common shares as of June 30, 2000 ($14.00) and the exercise price of the option, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

    In June 1999, we entered into an employment agreement with Thomas Hubbs, our Executive Vice President and Chief Financial Officer. The agreement provides for an annual base salary of $260,000 and quarterly bonuses up to 30% of his then annual salary per year, beginning in fiscal year 2000, upon meeting corporate objectives established by the board of directors. The agreement also provides Mr. Hubbs with incentive stock options to purchase an aggregate of 100,000 common shares subject to time-based vesting over a four-year period. The agreement provides that Mr. Hubbs is an employee at will, which means that his employment may be terminated at any time at our sole discretion. The agreement also provides that if Mr. Hubbs' duties or position is changed in a detrimental manner towards him upon a sale of our assets or merger with or into another entity, we will owe him severance of one year salary and accelerate the vesting of some of his options.

    In September 1999, we entered into an employment agreement with Ian Sugarbroad, our President and Chief Operating Officer. The agreement provides for an annual base salary of $250,000 and quarterly bonuses up to $50,000 per year upon meeting revenue and expense targets. The agreement also provides
Mr. Sugarbroad with incentive stock options to purchase an aggregate of 300,000 common shares subject to time-based vesting over a four-year period. In addition, Mr. Sugarbroad may earn up to 50,000 common shares for each of the next four years in quarterly bonuses. The agreement provides that Mr. Sugarbroad is an employee at will, which means that his employment may be terminated at any time at our sole discretion. If we terminate Mr. Sugarbroad's employment without cause, we must pay him up to 100% of his annual salary for one year. The agreement also provides that if Mr. Sugarbroad's duties or position is changed in a detrimental manner towards him upon a sale of our assets or a merger with or into another entity, we will owe him severance of one year salary and accelerate the vesting of some of his options.

EMPLOYEE BENEFIT PLANS

1999 OPTION PLAN

    Our option plan was approved by our board in September 1999 and was approved by the shareholders at the January 2000 annual meeting. Our option plan provides for the grant of incentive options to employees and for the grant of nonstatutory options and share purchase rights to employees, directors and consultants. Unless terminated sooner, this option plan will terminate automatically in 2009. The 1999 option plan initially had 1,827,763 shares available for grant, which were the reserved and unissued shares under the 1994 stock plan. The amount reserved under the option plan automatically increases at the end of each fiscal year by the lesser of 2,000,000 shares or 4.0% of outstanding shares on such date or an amount determined by the board. At
June 30, 2000, 4% of the outstanding shares, or 1,869,958 shares, were added to the Plan.

    Commencing with our 2001 annual meeting of shareholders, each of our non-employee directors will automatically be granted an option to purchase 10,000 shares each year following the date of our annual shareholder's meeting, if on such date he or she will have served on the board of directors for at least the previous 6 months. Each option will have a term of 10 years and the exercise price will be 100% of the fair market value per common share on the date of grant. Each option will vest as to 1/12 of the shares each month following the date of grant, provided the optionee still serves as a director on those dates.

    The option plan provides that in the event that we merge with or into another corporation, sell substantially all of our assets or enter a similar transaction, the successor corporation will assume or substitute each option or right. If the outstanding options or rights are not assumed or substituted, the administrator will provide notice to the optionee that he or she has the right to exercise the option or right as to all of the shares subject to the option or right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or right will terminate upon the expiration of the 15-day period.

1999 EMPLOYEE SHARE PURCHASE PLAN

    Our employee share purchase plan was adopted by the board in September 1999 and approved by the shareholders at the 1999 annual shareholders meeting in January 2000. A total of 300,000 of our common shares have been reserved for issuance under the employee share purchase plan. The amount reserved under the employee share purchase plan will be increased automatically at the end of each fiscal year in the amount of the lesser of 200,000 shares, 0.5% of the outstanding shares on such date or an amount determined by the board. During fiscal year 2000, 200,000 shares were added to the reserve pursuant to this plan.

1994 STOCK PLAN

    This stock plan was adopted on July 13, 1994. This plan provides for the grant of incentive stock options to our employees, including employee directors, and non-statutory stock options and stock purchase rights to our employees, directors and consultants. We have reserved 10,730,000 common shares for issuance under this plan. As of June 30, 2000, options to purchase 5,612,730 common shares were outstanding at a weighted average exercise price of $3.70, and 2,029,153 shares had been issued upon exercise of outstanding options.

    In the event that we merge with or into another corporation, or sell substantially all of our assets, each outstanding option may be assumed or an equivalent option substituted by the successor organization. However, if the successor corporation does not agree to assume or substitute the option, the option will terminate. Our board of directors has the authority to amend or terminate the option plan provided that no action that impairs the rights of any holder of an outstanding option may be taken without the holder's consent. In addition, our shareholders must approve any modification to the option plan.

401(k) PLAN

    In 1995, we adopted a 401(k) plan covering our full-time employees located in the United States. The 401(k) plan is intended to qualify under
Section 401(k) of the Internal Revenue Code, so that contributions to the 401(k) plan by employees or by us, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) plan, and so that we can deduct our contributions, if any, when made. Pursuant to the 401(k) plan, employees may elect to reduce their current compensation by up to the lesser of 20% of their annual pre-tax gross compensation or the statutorily prescribed annual limit of $10,000 and to have the amount of the reduction contributed to the 401(k) plan. Matching contributions by us, if any, are vested when made; all other contributions, and earnings on such contributions, are at all times fully vested. We did not contribute to the plan in the fiscal year ending June 30, 1999. Effective July 1, 1999, we agreed to match up to $1,000 of employee contributions during a plan year.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

    Our bylaws provide that we shall indemnify our directors, officers, employees and other agents but not for acts of any fraud or dishonesty on the part of indemnified parties. In addition, our bylaws provide that our shareholders agree to waive any claims or right of actions the shareholders may have against any of our directors or executive officers on account of any action taken by the directors or executive officers in their capacity for us. This waiver does not apply to claims arising under the U.S. federal securities laws. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our bylaws expressly permit indemnification.

    We have entered into agreements indemnifying our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any director or executive officer in any action or proceeding, including any action by or in our right arising out of that person's services as a director, officer, employee, agent or fiduciary for us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. The agreements do not provide for indemnification in cases where

    - the claim is brought by the indemnified party;

    - the indemnified party has not acted in good faith;

    - the claim arises under section 16(b) of the Securities Exchange act; or

    - the indemnified party has engaged in acts, omissions or transactions for which the indemnified party is prohibited from receiving indemnification under the agreement or applicable law.

    We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. It is the position of the SEC that indemnification for liabilities arising under federal or state securities laws is against public policy and not enforceable.

    At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to our executive officers during the fiscal year ended June 30, 2000. The Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

    Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of our Board of Directors to have a portion of each executive's compensation contingent upon our performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for us and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our shareholders.

    The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

    The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with us for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Our performance does not play a significant role in the determination of base salary.

CASH-BASED INCENTIVE COMPENSATION

    Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and our success in achieving specific company-wide goals, such as customer satisfaction, revenue growth and earnings growth.

LONG-TERM INCENTIVE COMPENSATION

    We have utilized our share option plans to provide executives and other key employees with incentives to maximize long-term shareholder values. Awards under this plan by the Board of Directors take the form of share options designed to give the recipient a significant equity stake in us and thereby closely align his or her interests with those of our shareholders. Factors considered in making such awards include the individual's position with us, his or her performance and responsibilities, and internal comparability considerations.

    Each option grant allows the executive officer to acquire common shares at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the common shares appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Prisicilla M. Lu has served as our chairman and chief executive officer since our inception in 1994, and she served as our president from 1994 to 1999. Her annual base salary was increased effective January 1, 2000 from $200,000 to $285,000, and a cash bonus target was established of $25,000 for each quarter and $100,000 for the calendar year, based on our achievement of revenue and profit objectives. During the first two calendar quarters, Dr. Lu earned aggregate cash bonuses of $48,026, reflecting our performance during the period.

    The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Dr. Lu's salary and targeted cash bonus. Significant factors in establishing Dr. Lu's compensation were the amount of her current share ownership, changes in the compensation for similarly situated chief executives, achievement of revenue targets and customer contracts, our growth as we prepared for our initial public offering, and successful completion of the initial public offering.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As
the cash compensation paid by us to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under our 1994 and 1999 Option Plans to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, we may from time to time pay compensation to its executive officers that may not be deductible.

    From the members of our Compensation Committee:

    Kevin A. Fong

    Andrew C. Wang

    Matthew J. Desch

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the compensation committee is currently, or has been at any time since our formation, one of our officers or employees. During the fiscal year ended June 30, 2000, no executive officer of our company served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee.

                            SHARE PERFORMANCE GRAPH

    The graph set forth below compares the cumulative total shareholder return on the Company's common stock between January 28, 2000 (the date the Company's common stock commenced public trading) and June 30, 2000 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the Nasdaq Telecommunications Index over the same period. This graph assumes the investment of $100.00 on January 28, 2000, in the Company's common shares, the Nasdaq Stock Market-U.S. Index and the H&Q Internet Index and assumes the reinvestment of dividends, if any.

    The comparisons shown in the graph below are based upon historical data. The Company cautions that the price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's common shares.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD.,
                      THE NASDAQ STOCK MARKET--U.S. INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              INTERWAVE
              COMMUNICATIONS   NASDAQ STOCK              NASDAQ
         INTERNATIONAL, LTD.  MARKET (U.S.)  TELECOMMUNICATIONS
1/28/00              $100.00        $100.00             $100.00
1/31/00              $280.77        $101.28             $102.60
2/29/00              $495.19        $120.60             $112.48
3/31/00              $231.73        $118.06             $109.33
4/30/00              $102.41         $99.27              $89.08
5/31/00               $72.12         $87.28              $74.51
6/30/00              $107.69        $102.60              $86.24

    The Company effected its initial public offering of common shares on January 28, 2000. The graph above commences with the price of $13.00 per share to the underwriters on January 28, 2000--the date the Company's common shares commenced public trading.

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    Since July 1, 1999, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of the common stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than (i) compensation agreements and other arrangements, which are described where required in Executive Compensation and Related Information and (ii) the transactions described below.

    OPTIONS TO PURCHASE COMMON SHARES. In September 1999, we granted an option to purchase 390,000 and 200,000 common shares to Roger Cheung and Frank Seto, respectively, two of our executive officers at an exercise price of $1.50 per share. Mr. Seto exercised his 200,000 share option in January 2000, subject to a repurchase option to us in the event his employment terminates prior to period vesting of his shares as contemplated by his stock option. In November 1999, we granted an option to purchase 50,000 common shares at an exercise price of $7.60 to each of our then non-employee directors (seven people).

    We loaned Dr. Lu $132,000 in August 1999 so that she could exercise her expiring option holdings. The options were exercised for 400,000 of our common shares at an exercise price of $0.33 per share. In exchange for the loan, Dr. Lu entered into a promissory note with us in which she agreed to repay the loan on or before August 26, 2004. The note accrues interest at 7.05% and may be prepaid without penalty.

    The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Company's bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Bermuda law, including in circumstances in which indemnification is otherwise discretionary under Bermuda law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders of the Company must be received by the Company at the offices of its subsidiary, interWAVE Communications, Inc., at 312 Constitution Drive, Menlo Park, California 94025, Attn: General Counsel, not later than July 1, 2001 and satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's proxy statement for that meeting.

                                 OTHER MATTERS

    The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

    The Company will mail without charge, upon written request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000. Requests should be sent to interWAVE Communications Inc., 312 Constitution Drive, Menlo Park, CA 94025, Attn: Investor Relations.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Priscilla M. Lu, Ph.D.

                                          Priscilla M. Lu, Ph.D.
                                          CHAIRMAN OF THE BOARD & CHIEF
                                          EXECUTIVE OFFICER

Menlo Park, California
October 16, 2000

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

    THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                                           ---------------------
                                                           COMPANY #
                                                           CONTROL #
                                                           ---------------------

YOU MAY VOTE YOUR PROXY BY MAIL.

YOUR VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to interWAVE COMMUNICATIONS
INTERNATIONAL, LTD., c/o Shareowner Services-SM-, P.O. Box 64873,
St. Paul, MN 55164-0873.



                          PLEASE MAIL YOUR PROXY CARD

                           -- PLEASE DETACH HERE --



       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of directors to serve until the Annual Meeting in 2003:

           01 Matthew J. Desch    03 Dr. Andrew C. Wang    / / Vote FOR              / / Vote WITHHELD
           02 Thomas R. Gibian                                 all nominees              from all nominees
                                                               (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY       -----------------------------------------------
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)               -----------------------------------------------

2. Proposal to ratify the appointment of KPMG LLP
   as the Company's Independent Public Accountants:        / / For    / / Against    / / Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR
EACH PROPOSAL.
Address Change? Mark Box / /
Indicate changes below:                                    Date _____________________

                                                           -----------------------------------------------

                                                           -----------------------------------------------

                                                           Signature(s) in Box
                                                           Please sign exactly as your name(s) appear on
                                                           Proxy. If held in joint tenancy, all persons
                                                           must sign. Trustees, administrators, etc.,
                                                           should include title and authority. Corporations
                                                           should provide full name of corporation and
                                                           title of authorized officer signing the proxy.

                 interWAVE Communications International, Ltd.

                        ANNUAL MEETING OF STOCKHOLDERS
                           FRIDAY, DECEMBER 8, 2000
                                    10 a.m.

                         THE COMMONS, TYCO CORPORATION
                            302 CONSTITUTION DRIVE
                         MENLO PARK, CALIFORNIA 94025

















      interWAVE Communications International, Ltd.
      c/o interWAVE Communications, Inc.
      302 CONSTITUTION DRIVE, MENLO PARK, CALIFORNIA 94025                 PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON DECEMBER 8, 2000.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

By signing the proxy, you revoke all prior proxies and appoint Dr. Priscilla Lu and Thomas W. Hubbs, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                     SEE REVERSE FOR VOTING INSTRUCTIONS.